UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2010

Oracle Corporation

(Exact name of registrant as specified in charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 506-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 14, 2010, Oracle Corporation (“Oracle”) issued a total of $1,758,898,000 of short-term promissory notes (“CP Notes”) under its $5,000,000,000 Commercial Paper Program. The maturities of the CP Notes are between one month and five months, with approximately 84% of the CP Notes having maturities of one month, two months or three months. The weighted average yield of the CP Notes, including issuance costs, is 0.165%. Oracle has $3,241,102,000 of capacity remaining under its Commercial Paper Program.

The CP Notes are exempt from registration under the Securities Act of 1933, as amended, are unsecured and rank pari passu with all of Oracle’s other unsecured and unsubordinated indebtedness. The CP Notes are not redeemable prior to maturity and are not subject to voluntary prepayment.

We expect to use these funds, along with our internally available cash, cash from operations and cash from previous borrowings, to pay for our pending acquisition of Sun Microsystems, Inc.

Item 8.01	Other Events

On January 21, 2010, Oracle Corporation issued a press release announcing the European Commission’s approval of Oracle’s acquisition of Sun Microsystems, Inc. A copy of this press release is furnished as Exhibit 99.1 to this report.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated January 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Date: January 21, 2010	By:	/s/ JEFF EPSTEIN
	Name:	Jeff Epstein
	Title:	Executive Vice President and Chief Financial Officer